Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of TransAtlantic Petroleum Corp. of our report dated January 20, 2009 relating to the financial statements of Longe Energy Limited, which appears in the Current Report on Form 8-K/A of TransAtlantic Petroleum Corp. dated March 18, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

July 20, 2009